UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 20, 2006
                                                          --------------

                               CYTOGEN CORPORATION
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                       000-14879                22-2322400
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ            08540
---------------------------------------------------------     ------------------
        (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (609) 750-8200
                                                           --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     This Form 8-K/A amends the Form 8-K and the Form 8-K/A filed by Cytogen Corporation (the "Company") on April 26, 2006 with respect to the sale by the Company to Progenics Pharmaceuticals, Inc. ("Progenics") of the Company's 50% ownership interest in PSMA Development Company LLC (the "Joint Venture"). On April 20, 2006, the Company entered into a Membership Interest Purchase Agreement with Progenics providing for the sale to Progenics of the Company's 50% ownership interest in the Joint Venture. In addition, the Company entered into an Amended and Restated PSMA/PSMP License Agreement with Progenics and the Joint Venture pursuant to which the Company licensed the Joint Venture certain rights in PSMA technology. Under the terms of such agreements, the Company sold its 50% interest in the Joint Venture for an upfront cash payment of $13.2 million, potential future milestone payments totaling up to $52 million payable upon regulatory approval and commercialization of the Joint Venture products, and an undisclosed royalty on future product sales of the Joint Venture.

     The following selected unaudited pro forma balance sheet information of the Company reflects the disposition of the Joint Venture as if it had occurred on December 31, 2005. The accompanying unaudited pro forma statement of operations information for the year December 31, 2005 reflects the disposition of the Joint Venture as if the sale had occurred on January 1, 2005. The pro forma adjustments are based on the operations of the Joint Venture during the period presented and the impact from the sale of the Joint Venture. Consequently, the pro forma financial information presented is not necessarily indicative of the results that would have been reported had the transactions actually occurred on the date specified. The pro forma adjustments do not include any gain the Company may record in connection with this transaction.

     The pro forma adjustments for the years ended December 31, 2005 from the sale of the Company's 50% ownership interest in the Joint Venture would have reduced license and contract revenue by $185,000, equity in loss of Joint Venture by $3.2 million, and operating loss by $3.0 million, or $0.18 per basic and diluted share. In addition, the pro forma adjustments as of December 31, 2005 from the sale of the Company's 50% ownership interest in the Joint Venture would have increased cash and cash equivalents by $13.2 million, reduced other assets by $379,000 and reduced accumulated deficit by $12.8 million.

     The  following   selected  unaudited  pro  forma  condensed  balance  sheet information and statement of operations information reflects the historical financial information, adjusted for the pro forma adjustments discussed above:

SELECTED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA:

                                                     FOR YEAR ENDED
                                                   DECEMBER 31, 2005
                                   (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                   ---------------------------------------------


License and contract revenue                      $         4
Equity in loss of joint venture                   $        --
Operating loss                                    $   (25,819)
Basic and diluted net loss per sha                $     (1.36)



SELECTED UNAUDITED PRO FORMA BALANCE SHEET DATA:

                                                       AS OF
                                                 DECEMBER 31, 2005
                                             (ALL AMOUNTS IN THOUSANDS)
                                             --------------------------

Cash and cash equivalents                         $    43,537
Other assets                                      $       276
Accumulated deficit                               $  (399,746)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CYTOGEN CORPORATION



                                        By: /s/ Michael D. Becker
                                           -------------------------------------
                                           Michael D. Becker
                                           President and Chief Executive Officer

Dated:   April 28, 2006